                          LIMITED POWER OF ATTORNEY FOR
                        SECTION 16 REPORTING OBLIGATIONS

The  undersigned  hereby  constitutes and appoints KAREN M. MCWILLIAMS to be the undersigned's true and lawful  attorney-in-fact with full power and authority as hereinafter described to:

     (1)  execute  for and on behalf of the  undersigned,  in the  undersigned's capacity as an officer  and/or  director  and/or  shareholder  of Blonder Tongue
Laboratories,  Inc. (the "Company"),  Forms 3, 4 and 5 (including any amendments thereto) in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder (the "Exchange Act");

     (2) do and  perform  any and all acts for and on behalf of the  undersigned which may be necessary or desirable to prepare,  complete,  execute or amend any such  Forms 3, 4, or 5 and to  effect  the  timely  filing of such form with the
United States Securities and Exchange Commission and any other authority; and

     (3) take any other action of any type  whatsoever  in  connection  with the foregoing which, in the opinion of such attorney-in-fact,  may be of benefit to, in the best  interest  of, or legally  required  of, the  undersigned,  it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned  pursuant to this Power of Attorney  shall be in such form and shall contain such terms and  conditions as such  attorney-in-fact  may approve in her discretion.

     The  undersigned  hereby  grants to such  attorney-in-fact  full  power and authority to do and perform all and every act and thing whatsoever necessary and proper  to be  done in the  exercise  of any of the  rights  and  powers  herein granted,  with full power of  substitution or revocation,  hereby  ratifying and confirming all that such  attorney-in-fact,  or her  substitute or  substitutes, shall  lawfully do or cause to be done by virtue of this power of  attorney  and the rights and powers herein granted. The undersigned hereby revokes any and all powers of attorney previously granted by the undersigned relating to the subject matter  of this  Power  of  Attorney.  The  undersigned  acknowledges  that  the foregoing  attorney-in-fact,  in serving in such  capacity at the request of the undersigned,  is not  assuming  nor  relieving,  nor is the Company  assuming or relieving,  any of the undersigned's  responsibilities to comply with Section 16 of the Exchange Act. The undersigned  acknowledges  that neither the Company nor the foregoing  attorney-in-fact  assume (i) any liability for the  undersigned's responsibility  to comply with the  requirements  of the Exchange  Act, (ii) any liability of the undersigned  for any failure to comply with such  requirements, or (iii) any obligation or liability of the undersigned for profit  disgorgement under Section 16(b) of the Exchange Act.

     The undersigned has caused this Power of Attorney to be executed as of this
22nd day of December, 2007.

                                                     /s/ James A. Luksch
                                                     James A. Luksch